Exhibit 15
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                     ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS


Board of Directors
The MIIX Group, Incorporated

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of The MIIX Group, Incorporated, pertaining to the amended and restated 1998 Long Term Incentive Equity Plan of The MIIX Group, Incorporated, of our report dated October 31, 2003, relating to the unaudited consolidated interim financial statements of The MIIX Group, Incorporated included in this Form 10-Q for the quarter ended September 30, 2003.

                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
November 14, 2003